UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Prospect Flexible Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROSPECT FLEXIBLE INCOME FUND, INC.
10 East 40th Street, 42nd Floor
New York, New York 10016
The Annual Meeting, originally scheduled to be held on Wednesday, December 2, 2020, at 2:00 p.m., Eastern Time, at 10 East 40th Street, 44th Floor, New York, New York 10016, has been rescheduled to be held on Monday, February 15, 2021, at the same time and location. In the event it is not possible or advisable to hold the Annual Meeting in person at the location designated above, the Fund will announce alternative arrangements for the Annual Meeting as promptly as possible, which may include holding the Annual Meeting at a different location, virtually solely by means of remote communication or via a live webcast and with additional procedures to protect public health and safety.

In connection with the rescheduled Annual Meeting, the Board has established a new record date of the close of business on December 30, 2020 for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof.

In the future and prior to the Annual Meeting, we will file an amended definitive proxy statement containing additional and updated information regarding the Annual Meeting and the Fund.